UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
December 3, 2008
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Executive Officer Compensation
     On December 3, 2008, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Finisar Corporation (the “Company”) approved the following base salaries for four executive officers for whom compensation information was provided in the Company’s joint proxy statement/prospectus dated July 31, 2008 and Eitan Gertel, who joined the Company as Chief Executive Officer following the Company’s combination with Optium Corporation which was consummated on August 29, 2008. For purposes of this report, these individuals are referred to as the “named executive officers.” The Compensation Committee had previously deferred decisions regarding executive officer compensation arrangements for fiscal 2009 until after the completion of the merger. The new base salaries are effective as of July 15, 2008, the effective date of annual salary adjustments for the Company’s non-officer employees.

		Base Salary
Name	Title	Effective July 15, 2008
Jerry S. Rawls	Chairman of the Board	$444,000

Eitan Gertel	Chief Executive Officer	$444,000

Joseph A. Young	Senior Vice President, Operations and Engineering	$355,000

David Buse	Senior Vice President and General Manager, Network Tools Division	$303,000

Stephen K. Workman	Senior Vice President, Finance, and Chief Financial Officer	$272,000
     On the same date, the Compensation Committee approved target bonus levels for fiscal 2009 for each of the named executive officers equal to 100% of their base salary. The actual bonuses payable to the named executive officers other than Messrs. Rawls and Gertel will be based (i) 70% on the achievement of goals to be established by the Committee related to the Company’s cash position at the end of the 2009 fiscal year and (ii) 30% on the achievement of individual goals and objectives established by the Chairman and the Chief Executive Officer. Bonuses payable to Messrs. Rawls and Gertel will be based (i) 70% on such cash goals and (ii) 30% on such other considerations as the Committee, in its discretion, shall determine. Bonuses that become payable to the named executive officers will be payable in cash, or in restricted stock units (“RSUs”) that will vest quarterly over the 2010 fiscal year, or in a combination of cash and RSUs, at the discretion of the Committee.
Option Grants to Executive Officers
     In connection with its annual review of executive officer compensation, the Compensation Committee on December 3, 2008 also approved grants of options to purchase shares of the Company’s common stock to each of the following named executive officers:

Name	Title	No. of Shares
Jerry S. Rawls	Chairman of the Board	306,207

Eitan Gertel	Chief Executive Officer	306,207

Joseph A. Young	Senior Vice President, Operations and Engineering	244,828

David Buse	Senior Vice President and General Manager, Network Tools Division	208,966

Stephen K. Workman	Senior Vice President, Finance, and Chief Financial Officer	187,586

     Each option was granted effective December 12, 2008, the third trading day following the Company’s public announcement of preliminary financial results for its fiscal quarter ended November 2, 2008, and has an exercise price equal to the closing per share sale price of the Company’s common stock on December 12, 2008, as quoted on the Nasdaq Global Select Market. Each option will vest and become exercisable, subject to the optionee’s continued employment with the Company, to the extent of 25% of the shares subject to the option on the eight-month anniversary of the effective date of grant, and an additional 6.25% of such shares on each of the next 12 quarterly anniversaries of the initial vesting date. The options will expire on December 12, 2018. Each option was granted pursuant to the Company’s 2005 Stock Incentive Plan and the standard form of option agreement used for the grant of options under such plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: December 9, 2008

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance, and Chief Financial Officer

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